Exhibit 3
BY-LAWS
OF
DUSA PHARMACEUTICALS, INC.
ARTICLE I
SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held either within or without the State of New Jersey, at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, or in the absence of Board action designating the time for such meeting, on the 1st day of July of each year, commencing with the year 1991 (or if such day be a legal holiday, then on the next succeeding day not a holiday) at 10:00 o’clock in the morning, or such other date as decided upon during that month, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.
     Section 2. Delayed Annual Meeting. If for any reason the annual meeting of the shareholders shall not be held on the day designated pursuant to Section 1 of this Article, or on any subsequent day to which it shall have been duly adjourned, such meeting may be called and held as a special meeting, and only the same proceedings may be had and the same business may be transacted at such meeting as at the original annual meeting.
     Section 3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President at such times and at such place either within or without the State of New Jersey as may be stated in the call or in a waiver of notice thereof.
     Section 4. Notice of Meetings. Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days previous thereto to each shareholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all shareholders entitled to vote either are present in person or by proxy, or waive notice in writing, either before or after the meeting.
     Section 5. Quorum. The holders of record of at least thirty-three and one-third1 percent (33-1/3%) of the shares of the stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.
     Section 6. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if he is not present, the Vice-Chairman of the

[1]	Amended by Shareholders 6/2/1994

Board, or if he is not present, 2 the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.
     Section 7. Voting. At each meeting of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast there at and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be either in writing and signed, or given by telegram, radio, radiogram, cable or equivalent electronic communication made by the shareholder or by his duly authorized agent.
     At all elections of directors, the voting shall be in such other manner as may be determined by the Board of Directors, unless a shareholder present in person or by proxy entitled to vote at such election, and before the voting begins, demands election by ballot. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.
     A complete list of the shareholders entitled to vote at each such meeting, arranged in alphabetical order (within each class, series or group of shareholders maintained by the Corporation for convenience of reference) with the address of each, and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary and shall be produced at the time and place during the meeting and shall be subject to the inspection of any shareholder for reasonable periods during the meeting.
     Section 8. Inspectors of Election. The Board of Directors in advance of any meeting of shareholders, or the tabulation of written consents of shareholders without a meeting, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof or to tabulate such consents. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote, shall, appoint one or more Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls as may be required by law and, when the vote is completed, shall make a report of the result of the vote taken and of such other facts as may be required by law.
     Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if, prior to such action, a written consent

[2]	Amended by Board on 4/15/2005

or consents thereto, setting forth such action, is or are signed by the holders of record of all of the shares of stock of the Corporation or, in the alternative, by the holders of record of so many of the shares of the stock of the Corporation as are required by law for the taking of such action by written consent, if, either the Corporation solicits for such consents or proxies for consents from the holders of all of the shares of stock of the Corporation, issued, outstanding and entitled to vote thereon and promptly notifies all non-consenting holders of stock of the Corporation as required by law. Any such solicitation or notice to non-consenting shareholders hereunder shall specify at least the action to which the consent relates, its proposed effective date, any conditions precedent to such action, the date of tabulation of consents, and the rights of all shareholders who are entitled to dissent from such action, if any, together with the requisite procedure for assertion and enforcement of those rights. In the case of a merger, consolidation, or sale, lease, exchange or other disposition of substantially all of the assets of the Corporation, any required or permitted shareholder action may be taken by a prior written consent or consents to such action, setting forth the action to be taken, signed by the holders of all of the shares of every class of issued and outstanding stock of the Corporation, issued, outstanding and entitled to vote, with the same notice to all other holders of stock of the Corporation as is required hereunder to be sent to non-consenting shareholders.
ARTICLE II
DIRECTORS
     Section 1. Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of at least five and up to nine members,3 as determined from time to time by the Board of Directors. The number of directors may be determined by a resolution passed by a majority of the whole Board or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.
     A majority of the members of the Board of Directors then holding office shall constitute a quorum, which in no case shall be less than one-third of the total number of directors or less than two directors, except that when the entire Board consists of one Director, then one Director shall constitute a quorum for the transaction of business, but if at any meeting of the Board there may shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.
     Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.
     Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, increase in the number of directors, or otherwise, other than removal of a director with or without cause by a vote of the shareholders, or is scheduled to occur pursuant to a resignation tendered to the Board effective at a future date, it shall be filled by a majority of the directors then holding office though less than a quorum (except as otherwise provided by law) from a nominee or

[3]	Amended by Shareholders 6/11/1998

nominees selected by the Nominating and Corporate Governance Committee,4 or in the case of a subsequently effective resignation, by such a majority of the directors including the resignee, or by the shareholders, from a nominee or nominees selected by the Nominating and Corporate Governance Committee,5 and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.
     Any one or more of the directors of the Corporation may be removed with cause6 at any time by an affirmative vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote thereon, or removed with cause at any time by a majority of the whole Board, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-Laws. A majority of the whole Board may suspend any one or more of the directors of the Corporation pending a final determination that cause for removal exists.
     Section 2. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New Jersey, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of one director, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board or of any special meeting when its time and place are determined in advance by a quorum of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after meeting, by those not present. Any meeting of the Board may be held by means of telephone conference or any other means of communication by which all persons participating in the meeting are able to hear each other. Notice of an adjourned meeting need not be given if time and place are fixed at the prior meeting and if the period of adjournment does not exceed ten (10) days per adjournment.
     Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, including meetings by telephone conference call or similar means of communication, unless the Board of

[4]	Amended by Board on 6/19/2003

[5]	Amended by Board on 6/19/2003

[6]	Amended by Shareholders 6/11/1998

Directors shall otherwise provide. The Board by resolution passed by a majority of the whole Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.
     Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.
     Section 5. Compensation. The Board of Directors, by an affirmative vote by the majority of the Board, may determine, from time to time, the amount of reasonable compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special reasonable compensation appropriate to the value of such services, as determined by the Board from time to time.
     Section 6. Lead Director and Vice-Chairman of the Board. The non-management Directors shall elect from among their members a Lead Director, who shall also be the Vice-Chairman of the Board, who will convene and chair meetings of the non-management Directors and executive sessions of the non-management members of the Board of Directors and shall preside at all meetings of the Board of Directors and of the shareholders in the absence of the Chairman of the Board. The Lead Director and Vice-Chairman of the Board shall also have and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board of Directors. The Lead Director and Vice-Chairman of the Board shall not be, at any time, an employee of the Company. The Lead Director and Vice-Chairman of the Board may be removed as Lead Director and Vice-Chairman of the Board at any time with or without cause by a majority of the non-management Directors. For purposes of these By-Laws, a “non-management” Director shall mean a Director who is not an employee of the Company.7
ARTICLE III
OFFICERS
     Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

[7]	Amended by Board on 6/19/2003, 12/29/2004 and 4/15/2005

     Notwithstanding the above, the President shall have the authority to grant the title of “Vice-President,” “Assistant Vice President” or “Associate Vice President” to one or more non-officer employees, from time to time, without approval of the Board of Directors. The President shall also have the authority to remove any person from any such office at any time. The President shall report the names of all such persons that he designates as “Vice President,” “Assistant Vice President” or “Associate Vice President” to the Board of Directors at the Board meeting immediately following such action. Such non-officers having the title of “Vice President,” “Assistant Vice President” or “Associate Vice President” shall not have any rights, duties or obligations reserved for or imposed upon, officers of the Corporation, as set forth in these By-Laws or otherwise, and any reference in these By-Laws to officers of the Corporation, including Vice Presidents, shall not include such persons.8
     Section 2. Terms of Office. The officers shall hold office until their successors are chosen and qualify.
     Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.
     Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignations shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.
     Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall be subject to the control of the Board of Directors and shall preside at all meetings of the Board of Directors; unless the Chairman of the Board is an employee of the Corporation, in which case the Lead Director shall preside at meetings of the independent directors.9 The Chairman of the Board of Directors shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors which may include presiding at meetings of the shareholders.10

[8]	Amended by Board on 3/27/2006

[9]	Amended by Board on 4/15/05 and 6/15/07

[10]	Amended by Board on 4/15/05 and 6/14/07

     Section 7. President. The President shall exercise the powers and perform the duties usual to the chief executive11 and/or operating officer of a corporation and, subject to the control of the Board of Directors to whom he shall report,12 shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President, shall direct.
     Section 9. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all notes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records, required by law are properly kept and filed.
     Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     Section 11. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

[11]	Amended by Board on 4/15/05 and 6/14/07

[12]	Amended by Board on 4/15/05 and 6/14/07

ARTICLE IV
INDEMNIFICATION
     Section 1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was an employee or agent or the legal representative of a director, officer, trustee, employee or agent of the Corporation or of any absorbed constituent corporation, or (b) is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of such a person against expenses, costs, disbursements (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by him in good faith and in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.
     Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, or is or was serving at the request of the Corporation or of any absorbed constituent corporation, as a director, officer, trustee, employee, agent of or participant, or the legal representative of any such person in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Superior Court or such other court shall deem proper.

     Section 3. Successful Defense. To the extent that a person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel for a written opinion, (3) by the shareholders.
     Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final distribution of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article.
     Section 6. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the certificate of incorporation of the Corporation or any By-Law, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a director, officer, trustee, employee, agent, or legal representative if a judgment or other final adjudication adverse to such persons establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, as defined by law, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.
     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger of the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such or by reason of his being or having been such, whether or not the

Corporation would have the power to indemnify him against such liability under the provisions of this Article, the New Jersey Business Corporation Act, or otherwise.
     Section 8. Invalidity of any Provision of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
ARTICLE V
CAPITAL STOCK
     Section l. Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form (including punch cards, magnetically coded or otherwise treated forms to facilitate machine or automatic processing) as the Board of Directors may from time to time prescribe. Each certificate of stock shall in any event state upon its face all matters required by law. Each certificate of stock issued at any time the Corporation is authorized to issue shares of more than one class of stock shall set out on it the designations, relative rights, preferences and limitations of each class and series then authorized and the power of the Board of Directors to divide any such shares and to change such designations, relative rights, preferences and limitations. The certificates of stock shall be signed by the Chairman of the Board, if any, or by the President or a Vice President and sealed with the seal of the Corporation or a facsimile thereof, and countersigned by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.
     Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
     Section 3. Record Dates. The Board of Directors may fix, in advance, a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid. Such determination of shareholders of record shall remain in effect for any adjournment thereof unless the Board of Directors fixes a new record date.
     Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed, or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same enter and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such acts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.
ARTICLE VI
CONTRACTS AND FINANCIAL TRANSACTIONS
     Section 1. Contracts. When the execution of any contract, conveyance, or other instrument, has been authorized by the Board of Directors, or in the case of such contract, conveyance or other instrument, between the Corporation and any director or any corporation, firm, association or entity in which a director of the Corporation has a direct or indirect interest, has been authorized as set out in the New Jersey Business Corporation Act, without specification as to the executing officer, the President, or a Vice President may execute the same in the name and on behalf of the Corporation, and the Secretary, and Assistant Secretary or the Secretary-Treasurer may attest to that execution and affix the corporate seal thereto.
     Section 2. Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.
     Section 3. Loans to Directors, Officers and Employees. To the extent permitted by the Sarbanes-Oxley Act of 2002 and any other applicable law or regulation,13 the Board of Directors may authorize the loaning of money, guaranteeing of obligations or other assistance to any other officer or employee of the Corporation or of any subsidiary whenever in the judgment of the Board such loan, guarantee or assistance may reasonably be expected to benefit the Corporation, provided, however, if such officer or employee is also a director, such loan, guarantee or assistance must be approved by a majority of the entire Board. Any such loan, guarantee or assistance may be made

[13]	Amended by Board on 6/19/2003

with or without interest, and may be unsecured, or secured in such manner as the Board shall approve.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 1. Registered Office and Agent. The registered office of the Corporation shall be located at 136 Main Street, Princeton, New Jersey.14 The Corporation may have other offices either within or without the State of New Jersey at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require. The registered agent at such office is Nanette W. Mantell, Esq.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.
     Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.
     Section 4. Books and Records. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New Jersey, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book containing the names and addresses of the shareholders, the number of shares held by the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. Any person who shall have been a shareholder of record of the Corporation for at least six (6) months immediately preceding his or her demand, or any person holding, or so authorized in writing by the holders of, at least five percent (5%) of the outstanding shares of any class or series, upon at least five (5) days written notice, shall have the right, for any proper purpose, to examine, in person or by agent or attorney, during usual business hours, the Company’s minutes of the proceedings of its shareholders and record of shareholders and to make extracts therefrom, at places where the same are kept.
     Section 5. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all rights and powers, including any right to vote, incident to any stock owned by the Corporation, other than stock of the Corporation, shall be exercised in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation in no more restricted manner or limited extent than would apply to any owner thereof.

[14]	Amended by Board on 12/14/2000

ARTICLE VIII
AMENDMENTS
     Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of shareholders to amend or repeal these By-Laws or to adopt new By-Laws. These By-Laws may also be amended or repealed, or new By-Laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any By-Law adopted by the Board may be amended or repealed by the shareholders in the manner set forth above.
     Any proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be stated in the notice of the meeting of the Board of Directors of the shareholders, or in the waiver or notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.